UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On August 2, 2004, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 156-room Courtyard Savannah Historic District hotel in Savannah, Georgia, and the 109-room Residence Inn Tampa Downtown hotel in Tampa, Florida for $38.5 million, plus customary closing adjustments. The two hotels were purchased from McKibbon Hotel Group, and McKibbon Hotel Management, Inc. of Tampa, Florida will continue to manage both of the hotels.

On August 3, 2004, the Company announced the signing of three separate definitive agreements to acquire the 299-room Omaha Marriott hotel in Omaha, Nebraska, the 283-room Radisson Mount Laurel hotel in Mount Laurel, New Jersey, and the to-be-built 210-room Courtyard Gaithersburg Washingtonian Center hotel in Gaithersburg, Maryland. The aggregate purchase price for the three hotels is $71.8 million, plus customary closing adjustments.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) financial statements of businesses acquired and pro forma financial information

The financial statements and pro forma financial information required by Item 7 (a) and 7 (b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable but in no event later than October 15, 2004.

c) The following exhibit is included with this report:

Exhibit 99.1	Press release dated August 3, 2004 announcing the acquisition of two hotels and the signing of definitive agreements to acquire three additional hotels.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: August 10, 2004	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 3, 2004 announcing the acquisition of two hotels and the signing of definitive agreements to acquire three additional hotels.